CAVA ROBLES RV RESORT - CALIFORNIA - OPENED JUNE 2018

SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

FIRST QUARTER 2019

PETOSKEY RV RESORT - MICHIGAN

LA HACIENDA RV RESORT - TEXAS

FRIENDLY VILLAGE OF MODESTO - CALIFORNIA

NEWS RELEASE
April 24, 2019

Sun Communities, Inc. Reports 2019 First Quarter Results

Southfield, Michigan, April 24, 2019 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) and recreational vehicle (“RV”) communities, today reported its first quarter results for 2019.

Financial Results for the Three Months Ended March 31, 2019

For the three months ended March 31, 2019, total revenues increased $29.4 million, or 11.4 percent, to $287.3 million compared to $258.0 million for the same period in 2018. Net income attributable to common stockholders was $34.3 million, or $0.40 per diluted common share, for the three months ended March 31, 2019, as compared to net income attributable to common stockholders of $30.0 million, or $0.38 per diluted common share, for the same period in 2018.

Non-GAAP Financial Measures and Portfolio Performance

•
Core Funds from Operations (“Core FFO”)(1) for the three months ended March 31, 2019, was $1.18 per diluted share and OP unit (“Share”) as compared to $1.14 in the prior year, an increase of 3.5 percent.

•	Same Community(2) Net Operating Income (“NOI”)(1) increased by 7.2 percent for the three months ended March 31, 2019, as compared to the same period in 2018.

•	New home sales volume increased 17.9 percent for the three months ended March 31, 2019, as compared to the same period in 2018.

Gary Shiffman, Chief Executive Officer of Sun Communities, stated, “Our solid momentum has continued as we started the year with strong operating results and numerous investments. We delivered another quarter of robust same community NOI growth, which along with our recent investments and expansions, contributed to our outperformance. Our extensive history of providing first-rate amenities and a focus on customer service continues to draw sustained demand. We remain confident in our outlook, maintain an attractive growth pipeline and anticipate the continued realization of the benefits of our developments and expansion opportunities as we bring them online over time.”

OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy was 96.4 percent at March 31, 2019, compared to 95.8 percent at March 31, 2018.

During the three months ended March 31, 2019, revenue producing sites increased by 571 sites, as compared to 616 revenue producing sites gained during the first quarter of 2018.

i

Same Community(2) Results

For the 345 communities owned and operated by the Company since January 1, 2018, NOI(1) for the three months ended March 31, 2019, increased 7.2 percent over the same period in 2018, as a result of a 6.0 percent increase in revenues and a 3.1 percent increase in operating expenses. Same Community occupancy(3) increased to 98.2 percent at March 31, 2019 from 96.1 percent at March 31, 2018.

Home Sales

During the three months ended March 31, 2019, the Company sold 798 homes as compared to 837 homes sold during the same period in 2018, a 4.7 percent decrease. Rental home sales, which are included in total home sales, were 210 and 234 for the three months ended March 31, 2019 and 2018, respectively.

PORTFOLIO ACTIVITY

Acquisitions

During the quarter ended March 31, 2019, the Company acquired the following communities:

First Quarter 2019:
Date of Acquisition	Type	Location	Usable Sites	Consideration (in Millions)
1/2019	MH (Age Restricted)	Edgewater, Florida (1)	730	$115.3
1/2019	RV	Old Orchard Beach, Maine	321	10.8
1/2019	MH	Oregon City, Oregon(2)	518	61.8
2/2019	MH	Buckeye, Arizona	400	22.3
2/2019	MH (3)	Shelby Township, Michigan	1,308	94.5
2/2019	RV	Millsboro, Delaware	291	20.0
		Total	3,568	$324.7

(1) Acquisition includes expansion potential of 70 sites.
(2) In conjunction with the acquisition, the Company issued a new class of Operating Partnership (“OP”) units named Series D Preferred Units. As of March 31, 2019, 488,958 Series D Preferred OP Units were outstanding.
    (3) Contains two MH communities.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Debt Transactions

During the quarter ended March 31, 2019, the Company completed a $265.0 million twenty-five year term loan transaction which carries an interest rate of 4.17 percent and concurrently repaid a $186.8 million term loan. The transaction provided $78.2 million of additional proceeds and extended the maturity date from 2030 to 2044 using the same assets as collateral for the new loan.

As of March 31, 2019, the Company had $3.4 billion of debt outstanding. The weighted average interest rate was 4.39 percent and the weighted average maturity was 9.3 years. The Company had $21.9 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month Recurring EBITDA(1) ratio was 6.0 times.

2019 Distributions

As previously announced, the Company increased its annual distribution by 5.6 percent to $3.00 per common share from $2.84 per common share. The increase began with the distribution declared in March 2019 that was paid after quarter end.

GUIDANCE 2019

The Company revises full year 2019 net income per diluted share to be in the range of $1.61 to $1.71 and Core FFO(1) per Share to be in the range of $4.80 to $4.88. The Company anticipates second quarter 2019 net income per diluted share to be in the range of $0.31 to $0.35 and Core FFO(1) per Share to be in the range of $1.11 to $1.14. The Company is revising its Same Community NOI(1) growth guidance to be in the range of 6.4 percent to 7.0 percent for full year 2019.

Guidance estimates include acquisitions completed through the date of this release and exclude any perspective acquisitions or capital markets activity.

Core FFO(1) per Share estimates assume certain gain and loss items that management considers unrelated to the operational and financial performance of our core business will be adjusted from FFO(1). The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company’s current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

EARNINGS CONFERENCE CALL

A conference call to discuss first quarter operating results will be held on Thursday, April 25, 2019 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through May 9, 2019 and can be accessed toll-free by calling 844-512-2921 or 412-317-6671. The Conference ID number for the call and the replay is 13688595. The conference call will be available live on Sun Communities’ website www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of March 31, 2019, owned, operated, or had an interest in a portfolio of 379 communities comprising over 132,000 developed sites in 31 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone to (248) 208-2500, by email to investorrelations@suncommunities.com or by mail to Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in its periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
RBC Capital Markets	Wes Golladay	(440) 715-2650	wes.golladay@rbccm.com
Robert W. Baird & Co.	Drew Babin	(610) 238-6634	dbabin@rwbaird.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500

1st Quarter 2019 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of March 31, 2019)

1st Quarter 2019 Supplemental Information     2          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	3/31/2019	12/31/2018
ASSETS:
Land	$1,279,306	$1,201,945
Land improvements and buildings	5,899,149	5,586,250
Rental homes and improvements	585,994	571,661
Furniture, fixtures and equipment	208,177	201,090
Investment property	7,972,626	7,560,946
Accumulated depreciation	(1,501,370)	(1,442,630)
Investment property, net	6,471,256	6,118,316
Cash and cash equivalents	21,946	50,311
Marketable securities	50,501	49,037
Inventory of manufactured homes	52,993	49,199
Notes and other receivables, net	179,814	160,077
Collateralized receivables, net (4)	101,938	106,924
Other assets, net	220,214	176,162
TOTAL ASSETS	$7,098,662	$6,710,026
LIABILITIES AND TEMPORARY EQUITY:
Mortgage loans payable	$2,879,017	$2,815,957
Secured borrowings (4)	102,676	107,731
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,277
Preferred OP units - mandatorily redeemable	34,663	37,338
Lines of credit (5)	396,512	128,000
Distributions payable	66,887	63,249
Advanced reservation deposits and rent	151,860	133,698
Other liabilities	179,461	157,862
TOTAL LIABILITIES	3,846,325	3,479,112
Commitments and contingencies
Series A-4 preferred stock	31,739	31,739
Series A-4 preferred OP units	9,784	9,877
Series D preferred OP units	51,738	—
Equity Interests - NG Sun LLC	22,167	21,976
STOCKHOLDERS' EQUITY:
Common stock	865	864
Additional paid-in capital	4,398,641	4,398,949
Accumulated other comprehensive loss	(3,006)	(4,504)
Distributions in excess of accumulated earnings	(1,317,605)	(1,288,486)
Total Sun Communities, Inc. stockholders' equity	3,078,895	3,106,823
Noncontrolling interests:
Common and preferred OP units	51,816	53,354
Consolidated variable interest entities	6,198	7,145
Total noncontrolling interests	58,014	60,499
TOTAL STOCKHOLDERS' EQUITY	3,136,909	3,167,322
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$7,098,662	$6,710,026

1st Quarter 2019 Supplemental Information     3          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018	Change	% Change
REVENUES:
Income from real property (excluding transient revenue)	$190,564	$175,210	$15,354	8.8%
Transient revenue	26,215	22,001	4,214	19.2%
Revenue from home sales	39,618	34,900	4,718	13.5%
Rental home revenue	13,971	13,020	951	7.3%
Ancillary revenue	8,482	6,568	1,914	29.1%
Interest	4,800	5,316	(516)	(9.7)%
Brokerage commissions and other revenues, net	3,680	960	2,720	283.3%
Total Revenues	287,330	257,975	29,355	11.4%
EXPENSES:
Property operating and maintenance	57,909	51,630	6,279	12.2%
Real estate taxes	15,330	13,836	1,494	10.8%
Cost of home sales	29,277	26,571	2,706	10.2%
Rental home operating and maintenance	4,788	5,227	(439)	(8.4)%
Ancillary expenses	7,101	5,383	1,718	31.9%
Home selling expenses	3,324	3,290	34	1.0%
General and administrative	21,887	19,757	2,130	10.8%
Catastrophic weather related charges, net	782	(2,213)	2,995	(135.3)%
Depreciation and amortization	76,556	66,437	10,119	15.2%
Loss on extinguishment of debt	653	196	457	233.2%
Interest	34,014	31,138	2,876	9.2%
Interest on mandatorily redeemable preferred OP units / equity	1,094	619	475	76.7%
Total Expenses	252,715	221,871	30,844	13.9%
Income Before Other Items	34,615	36,104	(1,489)	(4.1)%
Remeasurement of marketable securities	267	—	267	N/A
Other income / (expense), net (6)	1,898	(2,617)	4,515	172.5%
Income / (loss) from nonconsolidated affiliates	344	(59)	403	683.1%
Current tax expense	(214)	(174)	(40)	(23.0)%
Deferred tax benefit	217	347	(130)	(37.5)%
Net Income	37,127	33,601	3,526	10.5%
Less: Preferred return to preferred OP units / equity	(1,323)	(1,080)	(243)	22.5%
Less: Amounts attributable to noncontrolling interests	(1,041)	(2,094)	1,053	(50.3)%
Net Income Attributable to Sun Communities, Inc.	34,763	30,427	4,336	14.3%
Less: Preferred stock distribution	(432)	(441)	9	(2.0)%
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$34,331	$29,986	$4,345	14.5%

Weighted average common shares outstanding:
Basic	85,520	78,855	6,665	8.5%
Diluted	86,033	79,464	6,569	8.3%
Earnings per share:
Basic	$0.40	$0.38	$0.02	5.3%
Diluted	$0.40	$0.38	$0.02	5.3%

1st Quarter 2019 Supplemental Information     4          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in thousands except for *)

Outstanding Securities - As of March 31, 2019

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Convertible Securities
Series A-1 preferred OP units	328	2.4390	800	$100	6.0%
Series A-3 preferred OP units	40	1.8605	74	$100	4.5%
Series A-4 preferred OP units	410	0.4444	182	$25	6.5%
Series C preferred OP units	314	1.1100	349	$100	4.5%
Series D preferred OP units	489	0.8000	391	$100	3.8%
Common OP units	2,719	1.0000	2,719	N/A	Mirrors common shares distributions
Series A-4 preferred stock	1,063	0.4444	472	$25	6.5%
Non-Convertible Securities
Common shares	86,463	N/A	N/A	N/A	$3.00^
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of March 31, 2019

Equity	Shares	Share Price*	Total
Common shares	86,463	$118.52	$10,247,595
Common OP units	2,719	$118.52	322,256
Subtotal	89,182		$10,569,851

Series A-1 preferred OP units	800	$118.52	94,816
Series A-3 preferred OP units	74	$118.52	8,770
Series A-4 preferred OP units	182	$118.52	21,571
Series C preferred OP units	349	$118.52	41,363
Series D preferred OP units	391	$118.52	46,341
Total diluted shares outstanding	90,978		$10,782,712

Debt
Mortgage loans payable			$2,879,017
Secured borrowings (4)			102,676
Preferred Equity - Sun NG Resorts - mandatorily redeemable			35,249
Preferred OP units - mandatorily redeemable			34,663
Lines of credit (5)			396,512
Total debt			$3,448,117

Preferred
Series A-4 preferred stock	1,063	$25.00	$26,575
Total Capitalization			$14,257,404

1st Quarter 2019 Supplemental Information     5          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

1st Quarter 2019 Supplemental Information     6          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to FFO
(amounts in thousands except for per share data)

	Three Months Ended March 31,
	2019	2018
Net income attributable to Sun Communities, Inc. common stockholders:	$34,331	$29,986
Adjustments:
Depreciation and amortization	76,712	66,646
Remeasurement of marketable securities	(267)	—
Amounts attributable to noncontrolling interests	723	1,889
Preferred return to preferred OP units	527	553
Preferred distribution to Series A-4 preferred stock	432	441
Gain on disposition of assets, net	(5,679)	(4,539)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$106,779	$94,976
Adjustments:
Other acquisition related costs (8)	160	135
Loss on extinguishment of debt	653	196
Catastrophic weather related charges, net	782	(2,213)
Loss of earnings - catastrophic weather related (9)	—	325
Other (income) / expense (6)	(1,898)	2,617
Debt premium write-off	—	(782)
Deferred tax benefit	(217)	(347)
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$106,259	$94,907

Weighted average common shares outstanding - basic:	85,520	78,855
Add:
Common stock issuable upon conversion of stock options	1	2
Restricted stock	512	607
Common OP units	2,722	2,741
Common stock issuable upon conversion of Series A-4 preferred stock	472	482
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75
Common stock issuable upon conversion of Series A-1 preferred OP units	803	836
Weighted average common shares outstanding - fully diluted	90,105	83,598

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted	$1.19	$1.14
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted	$1.18	$1.14

1st Quarter 2019 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA
(amounts in thousands)

	Three Months Ended March 31,
	2019	2018
Net income attributable to Sun Communities, Inc., common stockholders:	$34,331	$29,986
Adjustments:
Interest expense	35,108	31,757
Loss on extinguishment of debt	653	196
Current tax expense	214	174
Deferred tax benefit	(217)	(347)
(Income) / loss from nonconsolidated affiliates	(344)	59
Depreciation and amortization	76,556	66,437
Gain on disposition of assets, net	(5,679)	(4,539)
EBITDAre (1)	$140,622	$123,723
Adjustments:
Remeasurement of marketable securities	(267)	—
Other (income) / expense, net (6)	(1,898)	2,617
Catastrophic weather related charges, net	782	(2,213)
Preferred return to preferred OP units / equity	1,323	1,080
Amounts attributable to noncontrolling interests	1,041	2,094
Preferred stock distribution	432	441
Plus: Gain on dispositions of assets, net	5,679	4,539
Recurring EBITDA (1)	$147,714	$132,281

1st Quarter 2019 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to NOI
(amounts in thousands)

	Three Months Ended March 31,
	2019	2018
Net income attributable to Sun Communities, Inc., common stockholders:	$34,331	$29,986
Other revenues	(8,480)	(6,276)
Home selling expenses	3,324	3,290
General and administrative	21,887	19,757
Catastrophic weather related charges, net	782	(2,213)
Depreciation and amortization	76,556	66,437
Loss on extinguishment of debt	653	196
Interest expense	35,108	31,757
Remeasurement of marketable securities	(267)	—
Other (income) / expense, net (6)	(1,898)	2,617
(Income) / loss from nonconsolidated affiliates	(344)	59
Current tax expense	214	174
Deferred tax benefit	(217)	(347)
Preferred return to preferred OP units / equity	1,323	1,080
Amounts attributable to noncontrolling interests	1,041	2,094
Preferred stock distribution	432	441
NOI(1) / Gross Profit	$164,445	$149,052

	Three Months Ended March 31,
	2019	2018
Real Property NOI (1)	$143,540	$131,745
Rental Program NOI (1)	26,061	24,102
Home Sales NOI (1) / Gross Profit	10,341	8,329
Ancillary NOI (1) / Gross Profit	1,381	1,185
Site rent from Rental Program (included in Real Property NOI) (1)(10)	(16,878)	(16,309)
NOI (1) / Gross profit	$164,445	$149,052

1st Quarter 2019 Supplemental Information     9          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

1st Quarter 2019 Supplemental Information     10          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
FINANCIAL INFORMATION
Total revenues	$287,330	$274,004	$323,538	$271,426	$257,975
Net income	37,127	10,672	51,715	24,170	33,601
Net income attributable to Sun Communities Inc.	34,331	9,039	46,060	20,408	29,986
Earnings per share basic*	$0.40	$0.11	$0.56	$0.25	$0.38
Earnings per share diluted*	0.40	0.11	0.56	0.25	0.38

Cash distributions declared per common share*	$0.75	$0.71	$0.71	$0.71	$0.71

Recurring EBITDA (1)	$147,714	$133,669	$158,153	$128,798	$132,281
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	106,779	88,562	117,018	85,623	94,976
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	106,259	92,695	116,959	90,372	94,907
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted*	$1.19	$0.98	$1.35	$1.02	$1.14
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted*	1.18	1.03	1.35	1.07	1.14

BALANCE SHEETS
Total assets	$7,098,662	$6,710,026	$6,653,726	$6,492,348	$6,149,653
Total debt	3,448,117	3,124,303	3,004,929	3,364,081	3,129,440
Total liabilities	3,846,325	3,479,112	3,367,285	3,736,621	3,471,096

	Quarter Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
OPERATING INFORMATION*
New home sales	125	140	146	134	106
Pre-owned home sales	673	738	825	809	731
Total homes sold	798	878	971	943	837

Communities	379	371	370	367	350

Developed sites	112,175	108,963	108,142	107,192	106,617
Transient RV sites	20,173	19,491	19,432	19,007	15,693
Total sites	132,348	128,454	127,574	126,199	122,310

MH occupancy	95.4%	95.0%	94.9%	95.0%	94.7%
RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total blended MH and RV occupancy	96.4%	96.1%	96.1%	96.1%	95.8%

1st Quarter 2019 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
DEBT OUTSTANDING
Mortgage loans payable	$2,879,017	$2,815,957	$2,819,225	$2,636,847	$2,826,225
Secured borrowings (4)	102,676	107,731	113,089	118,242	124,077
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,277	35,277	35,277	—
Preferred OP units - mandatorily redeemable	34,663	37,338	37,338	37,338	37,338
Lines of credit (5)	396,512	128,000	—	536,377	141,800
Total debt	$3,448,117	$3,124,303	$3,004,929	$3,364,081	$3,129,440

% FIXED/FLOATING
Fixed	88.5%	95.9%	100.0%	84.0%	90.6%
Floating	11.5%	4.1%	—%	16.0%	9.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

WEIGHTED AVERAGE INTEREST RATES
Mortgage loans payable	4.24%	4.22%	4.23%	4.27%	4.25%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	—%
Preferred OP units - mandatorily redeemable	6.50%	6.61%	6.61%	6.61%	6.61%
Lines of credit (5)	3.73%	3.77%	—%	3.31%	3.01%
Average before Secured borrowings (4)	4.22%	4.25%	4.28%	4.15%	4.22%
Secured borrowings (4)	9.94%	9.94%	9.95%	9.96%	9.97%
Total average	4.39%	4.45%	4.40%	4.36%	4.45%

DEBT RATIOS
Net Debt / Recurring EBITDA (1) (TTM)	6.0	5.6	5.4	6.5	6.2
Net Debt / Enterprise Value	24.1%	25.2%	24.1%	28.6%	28.8%
Net Debt / Gross Assets	39.8%	37.7%	35.9%	42.7%	41.9%

COVERAGE RATIOS
Recurring EBITDA (1) (TTM) / Interest	4.1	4.0	3.9	3.7	3.6
Recurring EBITDA (1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	3.9	3.9	3.8	3.6	3.4

MATURITIES/PRINCIPAL AMORTIZATION NEXT FIVE YEARS	Remaining 2019	2020	2021	2022	2023
Mortgage loans payable:
Maturities	$—	$58,078	$270,680	$82,155	$307,465
Weighted average rate of maturities	—%	5.92%	5.53%	4.46%	4.17%
Principal amortization	44,099	59,931	59,173	57,182	53,829
Secured borrowings (4)	3,846	5,547	5,956	6,154	6,154
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	—	35,249	—
Lines of credit (5)	—	3,512	393,000	—	—
Total	$47,945	$127,068	$728,809	$180,740	$367,448

1st Quarter 2019 Supplemental Information     12          Sun Communities, Inc.

Real Property Operations – Same Community(2)
(amounts in thousands except for Other Information)

	Three Months Ended March 31,
	2019	2018	Change	% Change
Financial Information
Income from real property (11)	$199,084	$187,826	$11,258	6.0%

Property Operating Expenses:
Payroll and benefits	16,421	15,534	887	5.7%
Legal, taxes & insurance	2,191	2,471	(280)	(11.3)%
Utilities (11)	14,434	14,463	(29)	(0.2)%
Supplies and repair (12)	5,719	5,159	560	10.9%
Other	4,455	4,688	(233)	(5.0)%
Real estate taxes	14,590	13,766	824	6.0%
Total property operating expenses	57,810	56,081	1,729	3.1%
Real Property NOI(1)	$141,274	$131,745	$9,529	7.2%

	As of March 31,
	2019	2018	Change	% Change
Other Information
Number of properties	345	345	—

MH occupancy (3)	97.6%
RV occupancy (3)	100.0%
MH & RV blended occupancy % (3)	98.2%	96.1%	2.1%

Sites available for development	7,296	7,602	(306)	(4.0)%

Monthly base rent per site - MH	$565	$543	$22	4.1%	(14)
Monthly base rent per site - RV (13)	$457	$434	$23	5.3%	(14)
Monthly base rent per site - Total (13)	$541	$519	$22	4.2%	(14)

1st Quarter 2019 Supplemental Information     13          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended March 31,
Financial Information	2019	2018	Change	% Change
Revenue:
New home sales	$15,381	$11,893	$3,488	29.3%
Pre-owned home sales	24,237	23,007	1,230	5.3%
Revenue from home sales	39,618	34,900	4,718	13.5%
Expenses:
New home cost of sales	13,146	10,197	2,949	28.9%
Pre-owned home cost of sales	16,131	16,374	(243)	(1.5)%
Cost of home sales	29,277	26,571	2,706	10.2%
NOI / Gross Profit (1)	$10,341	$8,329	$2,012	24.2%

Gross profit – new homes	$2,235	$1,696	$539	31.8%
Gross margin % – new homes	14.5%	14.3%	0.2%
Average selling price – new homes*	$123,048	$112,198	$10,850	9.7%

Gross profit – pre-owned homes	$8,106	$6,633	$1,473	22.2%
Gross margin % – pre-owned homes	33.4%	28.8%	4.6%
Average selling price – pre-owned homes*	$36,013	$31,473	$4,540	14.4%

Statistical Information
New home sales volume*	125	106	19	17.9%
Pre-owned home sales volume*	673	731	(58)	(7.9)%
Total homes sold*	798	837	(39)	(4.7)%

1st Quarter 2019 Supplemental Information     14          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended March 31,
Financial Information	2019	2018	Change	% Change
Revenues:
Rental home revenue	$13,971	$13,020	$951	7.3%
Site rent included in Income from real property	16,878	16,309	569	3.5%
Rental program revenue	30,849	29,329	1,520	5.2%

Expenses:
Repairs and refurbishment	2,304	2,314	(10)	(0.4)%
Taxes and insurance	1,864	1,546	318	20.6%
Other	620	1,367	(747)	(54.6)%
Rental program operating and maintenance	4,788	5,227	(439)	(8.4)%
Rental Program NOI(1)	$26,061	$24,102	$1,959	8.1%

	As of March 31,
Other Information	2019	2018	Change	% Change
Number of occupied rental homes, end of period*	11,170	11,074	96	0.9%
Investment in occupied rental homes, end of period	$547,844	$504,402	$43,442	8.6%
Number of sold rental homes (YTD)*	210	234	(24)	(10.3)%
Weighted average monthly rental rate, end of period*	$963	$913	$50	5.5%

1st Quarter 2019 Supplemental Information     15          Sun Communities, Inc.

Acquisitions and Other Summary (15)
(amounts in thousands except for statistical data)

Three Months Ended March 31, 2019
REVENUES:
Income from real property	$9,251

PROPERTY AND OPERATING EXPENSES:
Payroll and benefits	2,450
Legal, taxes & insurance	193
Utilities(11)	1,550
Supplies and repair	635
Other	1,417
Real estate taxes	740
Property operating expenses	6,985
NET OPERATING INCOME (NOI) (1)	$2,266

As of March 31, 2019
Other information:
Number of properties	34
Occupied sites	3,699
Developed sites	3,893
Occupancy %	95.0%
Transient sites	5,189

1st Quarter 2019 Supplemental Information     16          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
FLORIDA
Communities	125	124	124	124	123
Developed sites (16)	38,878	37,874	37,879	37,723	37,726
Occupied (16)	37,932	36,868	36,822	36,602	36,546
Occupancy % (16)	97.6%	97.3%	97.2%	97.0%	96.9%
Sites for development	1,754	1,684	1,494	1,335	1,397
MICHIGAN
Communities	72	70	70	69	68
Developed sites (16)	27,777	26,504	26,116	26,039	25,881
Occupied (16)	26,430	25,075	24,830	24,709	24,319
Occupancy % (16)	95.2%	94.6%	95.1%	94.9%	94.0%
Sites for development	1,202	1,202	1,533	1,668	1,371
TEXAS
Communities	23	23	23	23	21
Developed sites (16)	6,953	6,922	6,905	6,622	6,614
Occupied (16)	6,529	6,428	6,301	6,251	6,191
Occupancy % (16)	93.9%	92.9%	91.3%	94.4%	93.6%
Sites for development	1,107	1,121	907	1,168	1,100
CALIFORNIA
Communities	31	30	30	29	27
Developed sites (16)	5,949	5,941	5,932	5,694	5,692
Occupied (16)	5,902	5,897	5,881	5,647	5,646
Occupancy % (16)	99.2%	99.3%	99.1%	99.2%	99.2%
Sites for development	56	56	59	177	389
ARIZONA
Communities	13	12	11	11	11
Developed sites (16)	4,238	3,836	3,826	3,804	3,797
Occupied (16)	3,830	3,545	3,515	3,485	3,468
Occupancy % (16)	90.4%	92.4%	91.9%	91.6%	91.3%
Sites for development	—	—	—	—	—
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (16)	3,832	3,845	3,832	3,752	3,650
Occupied (16)	3,832	3,845	3,832	3,752	3,650
Occupancy % (16)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,675	1,682	1,662	1,662	1,664
INDIANA
Communities	11	11	11	11	11
Developed sites (16)	3,089	3,089	3,089	3,089	3,048
Occupied (16)	2,823	2,772	2,778	2,791	2,785
Occupancy % (16)	91.4%	89.7%	89.9%	90.4%	91.4%
Sites for development	277	277	277	277	318

1st Quarter 2019 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	3/31/2019		12/31/2018	9/30/2018	6/30/2018	3/31/2018
OHIO
Communities	9		9	9	9	9
Developed sites (16)	2,770		2,770	2,770	2,767	2,756
Occupied (16)	2,704		2,693	2,694	2,698	2,672
Occupancy % (16)	97.6%		97.2%	97.3%	97.5%	97.0%
Sites for development	59		59	59	59	75
COLORADO
Communities	8		8	8	8	8
Developed sites (16)	2,335		2,335	2,335	2,335	2,335
Occupied (16)	2,323		2,320	2,313	2,319	2,327
Occupancy % (16)	99.5%		99.4%	99.1%	99.3%	99.7%
Sites for development	2,129		2,129	2,129	1,819	650
OTHER STATES
Communities	72		69	69	68	57
Developed sites (16)	16,354		15,847	15,458	15,367	15,118
Occupied (16)	15,826		15,323	14,932	14,786	14,544
Occupancy % (16)	96.8%		96.7%	96.6%	96.2%	96.2%
Sites for development	2,987		3,048	3,195	3,233	2,381
TOTAL - PORTFOLIO
Communities	379		371	370	367	350
Developed sites (16)	112,175		108,963	108,142	107,192	106,617
Occupied (16)	108,131		104,766	103,898	103,040	102,148
Occupancy % (16)	96.4%	(17)	96.1%	96.1%	96.1%	95.8%
Sites for development (18)	11,246		11,258	11,315	11,398	9,345
% Communities age restricted	31.7%		32.1%	32.2%	32.2%	33.7%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	5,650		5,917	5,786	5,942	5,870
California	1,975		1,765	1,774	1,377	806
Texas	1,717		1,752	1,758	1,776	1,360
Arizona	1,421		1,423	1,057	1,079	1,085
Maryland	1,375		1,381	1,386	1,386	1,155
Ontario, Canada	1,131		1,046	1,056	1,133	1,234
New York	929		925	910	928	610
New Jersey	906		884	893	906	931
Maine	857		572	578	591	591
Michigan	611		576	629	350	256
Indiana	519		519	519	519	519
Other locations	3,082		2,731	3,086	3,020	1,276
Total transient RV sites	20,173		19,491	19,432	19,007	15,693

1st Quarter 2019 Supplemental Information     18          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures Average/Site*	Recurring Capital Expenditures (19)	Lot Modifications (20)	Acquisitions (21)	Expansion & Development (22)	Revenue Producing (23)
YTD 2019	$53	$5,296	$5,587	$328,700	$51,157	$2,803
2018	$263	$24,265	$22,867	$414,840	$152,672	$3,864
2017	$214	$14,166	$18,049	$204,375	$88,331	$1,990

1st Quarter 2019 Supplemental Information     19          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

LOCATIONS	Resident Move-outs	Net Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	281	348	59	56	342
Michigan	197	111	15	324	30
Ontario, Canada	301	(13)	3	2	13
Texas	61	101	11	77	14
Arizona	11	16	11	1	54
Indiana	13	51	2	82	4
Ohio	48	11	—	38	—
California	12	5	5	—	14
Colorado	—	3	6	19	8
Other locations	426	(62)	13	74	21
Three Months Ended March 31, 2019	1,350	571	125	673	500

TOTAL FOR YEAR ENDED	Resident Move-outs	New Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2018	3,435	2,600	526	3,103	2,147
2017	2,739	2,406	362	2,920	2,006

PERCENTAGE TRENDS	Resident Move-outs	Resident Re-sales
2019 (TTM)	2.5%	7.2%
2018	2.4%	7.2%
2017	1.9%	6.6%

1st Quarter 2019 Supplemental Information     20          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

•
FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets.

•	NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

•	EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated

1st Quarter 2019 Supplemental Information     21          Sun Communities, Inc.

property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”).
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2) Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2019 actual exchange rates.
(3) The Same Community occupancy percentage for 2019 is derived from 106,386 developed sites, of which 104,432 were occupied. The number of developed sites excludes RV transient sites and approximately 1,900 recently completed but vacant MH expansion sites. Without the adjustment for vacant expansion sites, the Same Community occupancy percentage is 95.4 percent for MH, 100.0 percent for RV, and 96.4 percent for the blended MH and RV. The MH and RV blended occupancy is derived from 108,282 developed sites, of which 104,432 were occupied. The Same Community occupancy percentage for 2018 has been adjusted to reflect incremental period-over-period growth from filled expansion sites and the conversion of transient RV sites to annual RV sites.
(4) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate and amount.
(5) Lines of credit includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for all periods presented. However, the Company pays no interest if the floor plan balance is repaid within 60 days.

(6)	Other income / (expense), net was as follows (in thousands):

	Three Months Ended March 31,
	2019	2018
Foreign currency translation gain / (loss)	$1,969	$(2,524)
Contingent liability remeasurement (loss) / gain	(71)	(93)
Other income / (expense), net	$1,898	$(2,617)
(7) The effect of certain anti-dilutive convertible securities is excluded from these items.
(8) These costs represent the expenses incurred to bring recently acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

(9)
We recorded a total estimated income of $0.3 million in the Core FFO(1) during the first quarter ending March 31, 2018 for the income related to the loss of earnings in excess of the applicable business interruption deductible in relation to our Florida Keys communities. The estimated income was not recorded within our consolidated financial statements during that period in accordance with GAAP. The income was recognized in the fourth quarter of 2018. During the three months ended March 31, 2019, we recorded GAAP income of $0.4 million from business interruption coverage upon notification of payment by the insurance company.

(10) The renter’s monthly payment includes the site rent and an amount attributable to the home lease. Site rent is reflected in Real Property NOI. For purposes of management analysis, site rent is included in Rental Program revenue to evaluate the incremental revenue gains associated with implementation of the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on the Company’s operations.
(11) Same Community results net $8.4 million and $8.1 million of utility revenue against the related utility expense in property operating and maintenance expense for the three months ended March 31, 2019 and 2018, respectively. The Company adopted ASC 842, the new leasing standard, as of January 1, 2019 which required the reclassification of bad debt expense

1st Quarter 2019 Supplemental Information     22          Sun Communities, Inc.

from Property operating expense to Income from real property. To assist with comparability within Same Community results, bad debt expense has been reclassified to be shown as a reduction of Income from real property for all periods presented.
(12) Same Community supplies and repair expense excludes $0.1 million for the three months ended March 31, 2018 of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(13) Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(14) Calculated using actual results without rounding.
(15) Acquisitions and other is comprised of seven properties acquired and one property being operated under a temporary use permit in 2019, twenty properties acquired in 2018, three Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, one recently opened ground-up development, one property undergoing redevelopment, one property that we have an interest in, but do not operate, and other miscellaneous transactions and activity.
(16) Includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(17) As of March 31, 2019, total portfolio MH occupancy was 95.4 percent (including the impact of approximately 1,900 recently constructed but vacant MH expansion sites) and annual RV occupancy was 100.0 percent.
(18) Total sites for development were comprised of approximately 71.7 percent for expansion, 23.3 percent for greenfield development and 5.0 percent for redevelopment.
(19) Recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.
(20) Lot modification capital expenditures improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer’s installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.
(21) Capital expenditures related to acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. These costs for the three months ended March 31, 2019 include $12.4 million of capital improvements identified during due diligence that are necessary to bring the communities to the Company’s operating standards. For the years ended December 31, 2018 and 2017, these costs were $94.6 million and $84.0 million, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(22) Expansion and development expenditures consist primarily of construction costs and costs necessary to complete home site improvements, such as driveways, sidewalks and landscaping.
(23) Capital costs related to revenue generating activities consist primarily of garages, sheds, sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.
(24) Net leased sites do not include occupied sites acquired during that year.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

1st Quarter 2019 Supplemental Information     23          Sun Communities, Inc.